UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2020

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36868	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement of Preferred Stock and a Note

On December 16, 2020, Medicine Man Technologies, Inc. (the “Company”) entered into an Amendment to Securities Purchase Agreement with Dye Capital Cann Holdings II, LLC (the “Investor”) to change the number of shares of the Company’s Series A preferred stock, par value $0.001 per share (the “Preferred Stock”) the Investor would purchase under the Securities Purchase Agreement, dated November 16, 2020 (as amended, the “SPA”), between the Company and the Investor from 12,400 to up to 13,000 in one or more closings, among other changes. The Company also executed a letter agreement with the Investor providing the rights described below (the “Letter Agreement”).

The Company issued and sold to the Investor 7,700 shares of Preferred Stock on the same date, 1,450 shares of Preferred Stock on December 18, 2020, and 1300 shares of Preferred Stock on December 22, 2020. The purchase price was $1,000 per share of Preferred Stock, for aggregate gross proceeds of $10,450,000 and aggregate net proceeds of approximately $ 8,205,500 after deducting placement agent fees and estimated offering expenses.

In addition, on December 16, 2020, the Company entered into a Secured Convertible Note Purchase Agreement (the “NPA”) with Dye Capital & Company, LLC (“Dye Capital”) and issued and sold to Dye Capital a Convertible Note and Security Agreement in the principal amount of $5,000,000 (the “Note”).

Also on December 16, 2020, the Company entered into a Consent, Waiver and Amendment with Dye Capital Cann Holdings, LLC (“Dye Cann I”), in order to waive certain participation rights in the offerings and amend the Securities Purchase Agreement between the Company and Dye Cann I, dated June 5, 2019, as amended (the “Dye Cann I SPA”), as described below (the “Waiver”).

The Benchmark Company, LLC, SDDco-Brokerage LLC, and DelMorgan Group, LLC, each acted as placement agent in connection with the transactions described above, and will each receive $31,500.00 as the Company’s placement agents.

Justin Dye, the Company’s Chief Executive Officer and the largest beneficial owner of the Company’s common stock, par value $0.001 per share (the “Common Stock”), controls the Investor, Dye Capital and Dye Cann I and has sole voting and dispositive power over the securities held by the Investor, Dye Capital and Dye Cann I. Mr. Dye, our Chief Operating Offering, Nirup Krishnamurthy, and one of our directors, Jeffrey Garwood, are part owners of the Investor and Dye Cann I. Mr. Krishnamurthy and Mr. Garwood do not beneficially own any of the securities held by the Investor or Dye Cann I. The Company’s Board of Directors formed a special committee consisting of one independent director to review, evaluate, negotiate, approve and recommend to the full Board of Directors (if deemed appropriate), the issuance of shares of Preferred Stock in the transactions described under Item 1.01 and Item 2.01 of this Current Report on Form 8-K. In addition, the special committee obtained an opinion delivered by a financial advisory firm to the special committee, which concluded that, based upon and subject to the procedures followed, limitations on the review undertaken and assumptions made and qualifications and other matters contained in opinion, the consideration to be received for the issuance of the Preferred Stock was fair to the Company from a financial point of view.

Terms of the Preferred Stock

On December 16, 2020 and effective as of such date, the Company filed a Certificate of Designation of Series A Cumulative Convertible Preferred Stock (the “Certificate of Designation”) with the Nevada Secretary of State to create and authorize up to 60,000 shares of Preferred Stock pursuant to authority granted to the Company’s Board of Directors under the Company’s articles of incorporation. The table below summarizes the principal terms of the Preferred Stock.

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Dividend	Holders of Preferred Stock are entitled to receive cumulative dividends at the rate of 8% per annum on the “Preference Amount,” which initially is equal to the $1,000 per-share purchase price and subject to increase, payable annually on each anniversary of the date of the first issuance of any shares of Preferred Stock to holders of record on each such payment date, by having such dividends automatically accrete as of each dividend payment date to, and increase, the outstanding Preference Amount.
Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Preferred Stock are entitled to be paid out of the Company’s assets available for distributions to its stockholders, before any payment shall be made to the holders of any junior securities, such as the Common Stock, an amount in cash equal to the Preference Amount (plus the pro rata portion of the next dividend, if any), for each share of Preferred Stock.

In connection with a Change of Control Transaction (as defined in the Certificate of Designation), either the Company or holders of Preferred Stock holding no less than a majority of the then-issued and outstanding shares of Preferred Stock may elect to treat such Change of Control Transaction as a liquidation and to receive the cash or the value of the property, rights or securities paid or distributed to holders of Preferred Stock in such Change of Control Transaction. Generally, a Change of Control Transaction means the occurrence of any of: (i) the acquisition by a person or group through a purchase, merger or other acquisition transaction or series or related transactions, in which such transaction or transactions are with the Company or approved by Company’s Board of Directors, entitling that person or group to exercise more than a majority of the total voting power of all shares of the Company entitled to vote generally in the election of directors (including all securities such person has the right to acquire), (ii) a merger or consolidation involving the Company and, after giving effect to such transaction, the Company’s stockholders immediately before such transaction own less than a majority of the Company’s aggregate voting power the successor entity of such transaction immediately after such transaction, (iii) a sale, lease or transfer of all or substantially all of the Company’s assets and the Company’s stockholders immediately before such transaction own less than a majority of the aggregate voting power of the acquiring entity immediately after such transaction, or (iv) the Common Stock ceases to be listed on a Trading Market (as defined in the Certificate of Designation).

Conversion Price and Conversion Rights of the Holders	Each share of Preferred Stock will be convertible at the option of the holder thereof (i) for 90 days after the occurrence of a Listing Event (as defined in the Certificate of Designation), (ii) on the date of the consummation of a Change of Control Transaction if requested within 14 days after delivery to holders of a notice of an anticipated Change of Control Transaction, (iii) for 10 days after the receipt by the holders of a notice of forced redemption by the Company, and (iv) at any time after the first anniversary of the date of the first issuance of any shares of Preferred Stock, in each case, into that number of shares of Common Stock determined by dividing the Preference Amount (plus the pro rata portion of the next dividend, if any) of such share of Preferred Stock by $1.20. Generally, a Listing Event involves the listing of the Common Stock on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange followed within 90 days thereafter by a public offering of Common Stock that generates gross proceeds to the Company of no less than $100,000,000.
Contingent Conversion Rights of the Company	The Company may force conversion of the Preferred Stock (i) within 90 days after the occurrence of a Listing Event, and (ii) on the date of the consummation of a Change of Control Transaction if requested within 14 days after delivery to holders of a notice of an anticipated Change of Control Transaction, other than a Change of Control Transaction as a result of the Common Stock ceasing to be listed on any Trading Market.
Redemption Rights

Each share of Preferred Stock will be redeemable at the option of the holder thereof (i) for 90 days after the occurrence of a Listing Event, (ii) at any time after the fifth anniversary of the date of the first issuance of any shares of Preferred Stock, (iii) on the date of the consummation of a Change of Control Transaction if requested within 14 days after delivery to holders of a notice of an anticipated Change of Control Transaction, or (iv) for five days after the receipt by the holder of a notice of forced conversion by the Company. In each case, a holder of Preferred Stock may elect to have the Company redeem all or any portion of the shares of Preferred Stock held for a redemption price per share equal to the Preference Amount (plus the pro rata portion of the next dividend, if any). The Company has a right to defer such redemption one or more times until no later than the one year anniversary of the redemption date originally requested by the holder, provided that the dividends rate would be increased from 8% to 10% per annum during the first six months of such deferral period and 15% thereafter, if applicable.

In addition, the Company may redeem all or any portion of the Preferred Stock within 90 days after the occurrence of a Listing Event.

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Ranking	With respect to conversion rights, redemption payments and rights upon the Company’s liquidation, dissolution or winding-up or a Change of Control Transaction, the Preferred Stock will rank junior to the Company’s indebtedness and any securities the Company issues in the future the terms of which expressly make such securities senior to the Preferred Stock, on a parity with any securities the Company issues in the future the terms of which expressly make such securities on a parity with any or all of the Preferred Stock, but senior to the Common Stock and any securities the Company issues in the future that are not expressly made on a parity or senior to the Preferred Stock.
Anti-Dilution	The Preference Amount and the conversion price are subject to customary adjustments for stock combinations, stock subdivisions, reclassification and similar events but not for subsequent issuances of Company securities.
Voting Rights	Each holder of Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held would convert into as of the record date for determining stockholders entitled to vote on any matter presented to the Company’s stockholders for their action or consideration at any meeting (or by written consent in lieu of meeting) voting together with the holder of Common Stock as a single class as if such shares of Preferred Stock were convertible as of such date.

A copy of the Certificate of Designation is attached here to as Exhibit 3.1 and incorporated herein by reference.

Additional Terms of the SPA

The SPA contains the following covenants:

•	Investor Lock-Up: The Investor may not sell any shares of Common Stock issuable upon conversion of Preferred Stock before December 16, 2021. Further, the Investor is prohibited from selling more than (i) 25% of the shares of Common Stock issuable upon conversion of the Preferred Stock during the 6-month period following December 16, 2021, and (ii) 50% of the shares of Common Stock issuable upon conversion of the Preferred Stock during the 6-month period following the 18 month anniversary of December 16, 2020. The December 16, 2020 date reflects the first closing restrictions tied to a date certain. December 18, 2020 and December 22, 2020 apply to the subsequent closings.
•	Registration Rights: The Company granted the Investor certain demand and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock.
•	Equity Incentive Plan Limitation: For as long as the Investor holds any shares of Preferred Stock, the Company may not have issued and outstanding awards under any equity incentive plan for the issuance of shares of Common Stock representing more than 12% of the then-issued and outstanding shares of Common Stock (calculated on an as-converted, fully-diluted basis, excluding warrants) in the aggregate.

The SPA also contains customary representations, warranties, covenants, including indemnifications, and closing conditions.

A copy of the SPA and the Amendment are attached here to as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Terms of the Letter Agreement

Under the Letter Agreement, for as long as the Investor owns, in the aggregate, at least $10,000,000 of the Preferred Stock, as measured by a trailing 30 day volume weighted average price of the Common Stock, on an as-converted basis, or continues to hold at least 10,000 shares of Preferred Stock, the Company is required to take all actions to ensure that either one individual if the Company’s Board of Directors consists of five or fewer members or two individuals if the Company’s Board of Directors consists of more than five members designated by the Investor shall be appointed to the Company’s Board of Directors. For so long as the Investor is entitled to designate directors, each committee of the Company’s Board of Directors shall include at least one Investor designee as a member or, if the Investor so elects, as an observer.

The Letter Agreement and the Investor’s rights thereunder terminate upon the earlier of a Listing Event (as defined in the Letter Agreement), or a Change of Control Transaction (as defined in the Letter Agreement).

A copy of the Letter Agreement is attached here to as Exhibit 10.3 and incorporated herein by reference.

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Terms of the Note

The table below summarizes the principal terms of the Note.

Principal Amount	$5,000,000
Term; Maturity Date	One year
Interest Rate	12% per year. 50% of any interest payable under the Note shall automatically accrue and be capitalized to the principal amount (“PIK Interest”).
Amortization and Interest Payments	The Company must make monthly interest payments (other than PIK Interest). The principal amount and any unpaid interest (including PIK Interest) is due at maturity.
Voluntary Conversion	If a Qualified Financing (as defined in the Note) occurs or notice of prepayment is delivered, Dye Capital may elect to convert the principal amount and any accrued but unpaid interest into the securities issued in such Qualified Financing or the Preferred Stock at a conversion price equal to the price per share paid by the other investors in the Qualified Financing or in the issuance of the Preferred Stock. Generally, a Qualified Financing involves a transaction or series of transactions pursuant to which the Company issues and sells shares of its capital stock or securities convertible into shares of its capital stock for aggregate gross proceeds of at least $10,000,000 (excluding any proceeds from Dye Capital or its affiliates or any cancellation of indebtedness as consideration for the issuance of such securities).
Security and Collateral	The Note is secured in a senior priority position by substantially all of the Company’s current and future assets, but a second-lien priority position as a result of the security interest of Star Buds with respect to the Star Buds assets.
Prepayment	The Company may prepay the Note with 30 days’ advance notice, subject to Dye Capital’s right to convert the Note.
Other Covenants	The Note contains customary covenants for this type of transactions, including, without limitation, covenants restricting the Company’s business activities, and its ability to incur other indebtedness and encumbrances (other than Permitted Indebtedness and Permitted Liens (each as defined in the Note) and amend its organizational documents. In particular, the Company is prohibited from paying dividends or making other distributions on its capital stock and from redeeming its securities stock unless approved by Dye Capital.
Events of Default

Upon the occurrence of specified events of defaults, the interest rate increases to 20% per year and Dye Capital may accelerate the unpaid principal and interest. The Company must pay Dye Capital’s reasonable and actual out-of-pocket costs and expenses in connection with collection of the indebtedness following an event of default.

Events of defaults include, but are not limited to, (i) the Company’s failure to pay, (ii) a breach of the terms of the Note or the NPA, (iii) a default under any other loan secured by the collateral for the Note in excess of $500,000, (iv) certain bankruptcy, creditor’s rights or insolvency events involving he Company, (v) the Company’s dissolution or the merger, consolidation or reorganization of the Company where the Company is not the surviving entity, (vi) the sale of all or substantially all of the collateral for the Note, (vii) the entry of a judgment against the Company which would reasonably be expected to have a material and adverse effect on the Company’s ability to pay its obligations under the Note, and (viii) the occurrence of a Change of Control (as defined in the Note).

A copy of the Note is attached here to as Exhibit [4.1] and incorporated herein by reference.

Additional Terms of the NPA

The Company is required to reimburse Dye Capital for its out-of-pocket expenses in connection with the NPA and the Note. The NPA also contains customary representations, warranties, covenants, including indemnifications, and closing conditions.

A copy of the NPA is attached here to as Exhibit 10.4 and incorporated herein by reference.

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Forward-Looking Statements and Limitation on Representations

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Quarterly Report on Form 10-Q other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans, and objectives for future operations, are forward-looking statements. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

The representations and warranties of the Company contained in the SPA and the NPA have been made solely for the benefit of the parties thereto. In addition, such representations and warranties (i) have been made only for purposes of the SPA and the NPA, (ii) in some cases, have been qualified by documents filed with, or furnished to, the SEC by the Company before the date of the SPA and the NPA (and stockholders and investors should read the SPA and the NPA in the context of the Company’s other public disclosures in order to have a materially complete understanding of the disclosures therein), (iii) are subject to materiality qualifications contained therein which may differ from what may be viewed as material by stockholders and investors, (iv) were made only as of the date of the SPA and the NPA or such other date as is specified therein, as applicable, and (v) have been included in the SPA and the NPA for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.

The SPA, the NPA, the summary of the SPA and the NPA and the other disclosures included in this Current Report on Form 8-K are intended to provide stockholders and investors with information regarding the terms of the SPA, the NPA and the other transaction documents described herein, and not to provide stockholders and investors with any other factual information regarding the Company or its subsidiaries or their respective business. You should not rely on the representations and warranties in the SPA or the NPA or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the SPA or the NPA, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Other than as disclosed in this Current Report on Form 8-K, as of the date of this Current Report on Form 8-K, the Company is not aware of any material facts that are required to be disclosed under the federal securities laws that would contradict the representations and warranties in the SPA or the NPA. The Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the representations and warranties contained in the SPA and the NPA and will update such disclosure as required by federal securities laws. Accordingly, the SPA and the NPA should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the SEC.

Terms of the Waiver

Under the Waiver, Dye Cann I waived its rights under the Dye Cann I SPA to participate in the offerings of Preferred Stock and the Note and certain other rights to permit the offerings of the Preferred Stock and the Note. In addition, as consideration for entering into the Waiver, the Waiver amended Dye Cann I’s existing right under the Dye Cann I SPA to appoint two individuals designated to the Board such that until the later of (i) two years from the last closing under the Dye Cann I SPA, or (ii) the date Dye Cann II no longer owns, in the aggregate, at least $10,000,000 of Common Stock, as measured by a trailing 30 day volume weighted average price of the Common Stock, or continues to hold at least 8,333,333 shares of Common Stock, the Company is required to take all actions to ensure that two individuals designated by Dye Cann I shall be appointed to the Company’s Board of Directors.

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A copy of the Waiver is attached here to as Exhibit 10.5 and incorporated herein by reference.

2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The issuance of the shares of Preferred Stock to the Investor and the Note to Dye Capital was exempt from registration under Securities Act Section 4(a)(2) and Securities Act Rule 506(b). The Investor and Dye Capital are sophisticated and represented in writing that they were accredited investors and acquired the securities for their own accounts for investment purposes. A legend will be placed on the certificates representing shares of Preferred Stock and on the Note, subject to the terms of the applicable transaction documents, stating that the securities in question have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Cumulative Convertible Preferred Stock
4.1	Convertible Note and Security Agreement, dated December 16, 2020, issued to Dye Capital & Company, LLC
10.1	Securities Purchase Agreement, dated November 16, 2020, between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings II, LLC
10.2	Amendment to Securities Purchase Agreement, dated December 16, 2020, between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings II, LLC
10.3	Letter Agreement, dated December 16, 2020, between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings II, LLC
10.4	Note Purchase Agreement, dated December 16, 2020, between Medicine Man Technologies, Inc. and Dye Capital & Company, LLC
10.5	Consent, Waiver and Amendment, dated December 16, 2020, between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Dan Pabon
Date: December 22, 2020		Dan Pabon General Counsel

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